                                                                     EXHIBIT 4.4

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

      INTELLECTUAL PROPERTY SECURITY AGREEMENT (this "Agreement") is made as of this 6 day of January, 2006, by and among:

            MARSH SUPERMARKETS, INC., a corporation organized under the laws of the State of Indiana having a place of business at 9800 Crosspoint Blvd., Indianapolis, Indiana 46256-3350, and TRADEMARK HOLDINGS, INC., a corporation organized under the laws of the State of Delaware having a place of business at 9800 Crosspoint Blvd., Indianapolis, Indiana 46256-3350 (individually, each an "Grantor" and collectively, the "Grantors"); and

            BACK BAY CAPITAL FUNDING LLC, a Delaware limited liability company, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined the Credit Agreement defined below).

            In consideration of the mutual covenants contained herein and benefits to be derived herefrom, the parties hereto agree as follows:

                                   WITNESSETH:

      Reference is hereby made to a certain Credit Agreement dated as of even date herewith (as the same may be amended, modified, supplemented or restated hereafter, the "Credit Agreement") by, among others, (i) Marsh Supermarkets, LLC (the "Lead Borrower"), (ii) the other Borrowers named therein (together with the Lead Borrower, the "Borrowers"), (iii) the Lenders named therein, and (iv) Back Bay Capital Funding LLC, as Administrative Agent and Collateral Agent for the Lenders.

      Reference is further made to a certain Security Agreement of even date herewith in favor of the Collateral Agent and the Secured Parties (as such may be amended, modified, supplemented or restated hereafter, the "Security Agreement"), pursuant to which Security Agreement each Grantor, among others, has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Collateral (as defined in the Security Agreement).

      The Lenders have agreed to make a Term Loan to the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement, including a covenant requiring the execution and delivery by the Grantors of this Agreement to secure the Borrowers' prompt payment and performance of the Obligations.

      Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each other Secured Party (and each of their respective successors and assigns) hereby agree as follows:

                                   SECTION 1

                                  Definitions

      1.1 Generally. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement or the Security Agreement, as applicable, and all references to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9, and provided further that if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the security interest in any IP Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

      1.2 Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

            (a) "Copyrights" shall mean all copyrights or derivative work thereof of each Grantor, whether registered or unregistered and whether published or unpublished, including, without limitation, the copyrights listed on Exhibit A annexed hereto and made a part hereof, together with all registrations and recordings thereof and all applications in connection therewith.

            (b) "Copyright Licenses" shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to use any Copyright, including, without limitation, the agreements listed on Exhibit A annexed hereto and made a part hereof.

            (c) "Copyright Office" shall mean the United States Copyright Office or any other federal governmental agency which may hereafter perform its functions.

            (d) "Credit Agreement" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

            (e) "Intellectual Property" shall have the meaning assigned to such term in Section 3 hereof.

            (f) "IP Collateral" shall have the meaning assigned to such term in
      Section 2 hereof.

            (g) "Licenses" shall mean, collectively, the Copyright Licenses, the Patent Licenses and the Trademark Licenses.

            (h) "Necessary Intellectual Property" shall mean any and all Intellectual Property that is necessary, in the reasonable business judgment of the Loan Parties, for the conduct of the business of the Loan Parties from time to time.

            (i) "Obligations" shall have the meaning assigned to such term in the Security Agreement.

            (j) "Patents" shall mean all letters patent and applications for letters patent of each Grantor, and the inventions and improvements therein disclosed, and any and all divisions, reissues and continuations of said letters patent including, without limitation the patents listed on Exhibit B annexed hereto and made a part hereof.

            (k) "Patent Licenses" shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, the agreements listed on Exhibit B annexed hereto and made a part hereof.

            (l) "PTO" shall mean the United States Patent and Trademark Office or any other federal governmental agency which may hereafter perform its functions.

            (m) "Security Agreement" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

            (n) "Trademarks" shall mean all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, service marks, designs, logos and other source or business identifiers of each Grantor, whether registered or unregistered, including, without limitation, the trademarks listed on Exhibit C annexed hereto and made a part hereof, together with all registrations and recordings thereof, all applications in connection therewith, and any goodwill of the business connected with, and symbolized by, any of the foregoing.

            (o) "Trademark Licenses" shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, the agreements listed on Exhibit C annexed hereto and made a part hereof.

      1.3 Rules of Interpretation. The rules of interpretation specified in
Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

                                   SECTION 2

                               Security Interest

      In furtherance and as confirmation of the Security Interest granted by the Grantors to the Collateral Agent (for the benefit of the Secured Parties) under the Security Agreement, and as further security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby ratifies such Security Interest and grants to the Collateral Agent (for the benefit of the Secured Parties) a continuing security interest, with a power of sale (which power of sale shall be exercisable only following the occurrence of an Event of Default), in all of the present and future right, title and interest of the Grantors in and to the following property, and each item thereof, whether now owned or existing or hereafter acquired or arising, together with all products, proceeds, substitutions, and accessions of or to any of the following property (collectively, the "IP Collateral"):

            (a)   All Copyrights and Copyright Licenses.

            (b)   All Patents and Patent Licenses.

            (c)   All Trademarks and Trademark Licenses.

            (d)   All renewals of any of the foregoing.

            (e) All General Intangibles connected with the use of, or related to, any and all Intellectual Property (including, without limitation, all goodwill of the Grantors and their business, products and services appurtenant to, associated with, or symbolized by, any and all Intellectual Property and the use thereof).

            (f) All income, royalties, damages and payments now and hereafter due and/or payable under and with respect to any of the foregoing, including, without limitation, payments under all Licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof.

            (g) The right to sue for past, present and future infringements and dilutions of any of the foregoing.

            (h) All of the Grantors' rights corresponding to any of the foregoing throughout the world.

                                   SECTION 3

                 Protection of Intellectual Property By Grantors

      Except as set forth below in this Section 3, the Grantors shall undertake the following with respect to each of the items respectively described in Sections 2(a), (b), (c), (d) and (e) (collectively, the "Intellectual Property"):

      3.1 Pay all renewal fees and other fees and costs associated with maintaining the Necessary Intellectual Property and with the processing of the Intellectual Property and take all other reasonable and necessary steps to maintain each registration of the Intellectual Property.

      3.2 Take all actions reasonably necessary to prevent any of the Necessary Intellectual Property from becoming forfeited, abandoned, dedicated to the public, invalidated or impaired in any way.

      3.3 At the Grantors' sole cost, expense, and risk, diligently pursue the processing of each application for registration which is the subject of the security interest created herein and not abandon or delay any such efforts.

      3.4 At the Grantors' sole cost and expense, take any and all action which the Grantors reasonably deem appropriate under the circumstances to protect the Necessary Intellectual Property from infringement, misappropriation or dilution, including, without limitation, the prosecution and defense of infringement actions.

      Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, and no Material Adverse Effect would result therefrom, no Grantor shall have an obligation to use or to maintain any Intellectual Property
(i) that relates solely to any product that has been discontinued, abandoned or terminated, and (ii) that has been replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the lien created by this Agreement.

                                   SECTION 4

                    Grantors' Representations and Warranties

      Each Grantors hereby represents and warrants that:

      4.1 Exhibit A is a true, correct and complete list of all Copyrights and Copyright Licenses owned by the Grantors as of the date hereof.

      4.2 Exhibit B is a true, correct and complete list of all Patents and Patent Licenses owned by the Grantors as of the date hereof.

      4.3 Exhibit C is a true, correct and complete list of all Trademarks and Trademark Licenses owned by the Grantors as of the date hereof.

      4.4 Except as set forth in Exhibits A, B and C, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which any Grantor is the licensor or franchisor.

      4.5 All IP Collateral is, and shall remain, free and clear of all Liens, encumbrances, or security interests in favor of any Person, other than Permitted Encumbrances, Liens in favor of the Collateral Agent and Liens permitted by
Section 6.02 of the Credit Agreement.

      4.6 Each Grantor owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use by any Grantor of any of the Intellectual Property owned by any Grantor or the validity of any of the Intellectual Property owned by any Grantor, nor does any Grantor know of any valid basis for any such claim, except as otherwise set forth in the Credit Agreement. To the knowledge of the Grantors, the use by the Grantors of the Intellectual Property does not infringe the rights of any Person in any material respect. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or any Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect on the business or the property of any Grantor.

      4.7 The Grantors shall give the Collateral Agent written notice (with reasonable detail) within ten (10) Business Days following the occurrence of any of the following:

                  (a) The Grantors' obtaining rights to, and filing applications for registration of, any new Intellectual Property, or otherwise acquiring ownership of any newly registered Intellectual Property (other than the Grantors' right to sell products containing the trademarks of others in the ordinary course of the Grantors' business).

                  (b) The Grantors' becoming entitled to the benefit of any registered Intellectual Property whether as licensee or licensor (other than the Grantors' right to sell products containing the trademarks of others in the ordinary course of the Grantors' business).

                  (c) The Grantors' entering into any new Licenses.

                  (d) The Grantors' knowing or having reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination (including, without limitation, the institution of, or any such determination in, any proceeding in the PTO, the Copyright Office or any court or tribunal) regarding the Grantors' ownership of, or the validity of, any material Intellectual Property or the Grantors' right to register the same or to own and maintain the same.

                                   SECTION 5

                Agreement Applies to Future Intellectual Property

      5.1 The provisions of this Agreement shall automatically apply to any such additional property or rights described in subsections (a), (b) and (c) of
Section 4.7, above, all of which shall be deemed to be and treated as "Intellectual Property" within the meaning of this Agreement.

      5.2 Upon the reasonable request of the Collateral Agent, the Grantors shall execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent's security interest in any Copyright, Patent or Trademark and the goodwill and General Intangibles of the Grantors relating thereto or represented thereby (including, without limitation, filings with the PTO, the Copyright Office or any similar office), and the Grantors hereby constitute the Collateral Agent as their attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; provided, however, the Collateral Agent's taking of such action shall not be a condition to the creation or perfection of the security interest created hereby.

                                   SECTION 6

                Grantors' Rights To Enforce Intellectual Property

      Prior to the Collateral Agent's giving of notice to the Grantors (i) following the occurrence of an Event of Default or (ii) pursuant to Section 6.1 below, the Grantors shall have the exclusive right to sue for past, present and future infringement of the Intellectual Property including the right to seek injunctions and/or money damages, in an effort by the Grantors to protect the Intellectual Property against encroachment by third parties, provided, however:

      6.1 The Grantors shall provide the Collateral Agent with prior written notice of the Grantors' intention to so sue for enforcement of any Intellectual Property. If, in the reasonable opinion of the Collateral Agent, the Grantors have failed to take appropriate action within sixty (60) days after such notice is given to Collateral Agent, upon notice to the Grantors, the Collateral Agent may (but shall not be required to) itself take such action in the name of the Grantors, with any damages recovered in such action, net of costs and attorneys' fees reasonably incurred, to be applied as provided in Section 6.2 of the Security Agreement.

      6.2 Any money damages awarded or received by the Grantors on account of such suit (or the threat of such suit) shall constitute IP Collateral.

      6.3 Following the occurrence of any Event of Default, the Collateral Agent, by notice to the Grantors may terminate or limit the Grantors' rights under this Section 6.

                                   SECTION 7

           Collateral Agent's Actions To Protect Intellectual Property

      In the event of:

            (a) the Grantors' failure, within fifteen (15) days of written notice from the Collateral Agent, to cure any failure by the Grantors to observe or perform any of the Grantors' covenants or obligations hereunder; and/or

            (b) the occurrence and continuance of any other Event of Default,

the Collateral Agent, acting in its own name or in that of the Grantors, may (but shall not be required to) act in the Grantors' place and stead and/or in the Collateral Agent's own right in connection therewith.

                                   SECTION 8

                               Rights Upon Default

      Upon the occurrence of any Event of Default, the Collateral Agent may exercise all rights and remedies of a secured party upon default under the Uniform Commercial Code as adopted in the State of New York, with respect to the Intellectual Property, in addition to which the Collateral Agent may sell, license, assign, transfer, or otherwise dispose of the Intellectual Property. Any person may conclusively rely upon an affidavit of an officer of the Collateral Agent that an Event of Default has occurred and that the Collateral Agent is authorized to exercise such rights and remedies.

                                   SECTION 9

                      Collateral Agent As Attorney In Fact

      9.1 The Grantors hereby irrevocably constitute and designate the Collateral Agent as and for the Grantors' attorney in fact, effective following the occurrence and during the continuance of an Event of Default:

            (a) To supplement and amend from time to time Exhibits A, B and C of this Agreement to include any new or additional Intellectual Property of the Grantors.

            (b) To exercise any of the rights and powers referenced herein.

            (c) To execute all such instruments, documents, and papers as the Collateral Agent reasonably determines to be appropriate in connection with the exercise of such rights and remedies and to cause the sale, license, assignment, transfer, or other disposition of the Intellectual Property.

      9.2 The within grant of a power of attorney, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a duly authorized officer of the Collateral Agent.

      9.3 The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Sections 6.1 or 9.1, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Collateral Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or willful misconduct.

                                   SECTION 10

                            Collateral Agent's Rights

      Any use by the Collateral Agent of the Intellectual Property, as authorized hereunder in connection with the exercise of the Collateral Agent's rights and remedies under this Agreement and under the Credit Agreement, shall be coextensive with the Grantors' rights thereunder and with respect thereto and without any liability for royalties or other related charges.

                                   SECTION 11

                                     Intent

      This Agreement is being executed and delivered by the Grantors for the purpose of registering and confirming the grant of the security interest of the Collateral Agent in the IP Collateral with the PTO and the Copyright Office. It is intended that the security interest granted pursuant to this Agreement is granted as a supplement to, and not in limitation of, the Security Interest granted to the Collateral Agent, for the ratable benefit of the Secured Parties, under the Security Agreement. All provisions of the Security Agreement shall apply to the IP Collateral. The Collateral Agent shall have the same rights, remedies, powers, privileges and discretions with respect to the security interests created in the IP Collateral as in all other Collateral. In the event of a conflict between this Agreement and the Security Agreement, the terms of this Agreement shall control with respect to the IP Collateral and the Security Agreement with respect to all other Collateral.

                                   SECTION 12

                                 Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE ON NEW YORK.

                                   SECTION 13

                            Intercreditor Agreement

      The representations, warranties and covenants of each Grantor hereunder, and the rights and remedies of the Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement. Each of the Grantors and the Collateral Agent hereby agree that so long as the Intercreditor Agreement remains in effect, in the event of a conflict between this Agreement and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

GRANTORS:                   MARSH SUPERMARKETS, INC.

                            By:          /s/ Douglas W. Dougherty
                                     -----------------------------------
                                     Douglas W. Dougherty, Senior Vice
                                     President, Chief Financial Officer and
                                     Treasurer

                            Attest:      /s/ P. Lawrence Butt
                                     ------------------------------------
                                     P. Lawrence Butt, Secretary

                            TRADEMARK HOLDINGS, INC.

                            By:          /s/ P. Lawrence Butt
                                     -----------------------------------
                                     P. Lawrence Butt, Assistant Treasurer

COLLATERAL AGENT:           BACK BAY CAPITAL FUNDING LLC

                            By:          /s/ Michael L. Pizette
                                    --------------------------------
                                    Michael L. Pizette
                                    Managing Director

                                    EXHIBIT A

                    List of Copyrights and Copyright Licenses

                    COPYRIGHT REGISTRATIONS AND APPLICATIONS

                                      None.

                               COPYRIGHT LICENSES

                                      None.

                                    EXHIBIT B

                       List of Patents and Patent Licenses

                         PATENTS AND PATENT APPLICATIONS

                                                                          SERIAL          APPLICATION          PUBLICATION
      APPLICANT                          DESCRIPTION                      NUMBER            NUMBER                DATE
-----------------------   ------------------------------------------   -------------   ------------------   ------------------
Trademark                 A store for selling merchandise to               068073          20050189413          September 1,
Holdings, Inc.            customers with a central,                                                               2005
                          substantially open, area having a
                          ceiling of a given height, and providing
                          a place for merchandise.

                                 PATENT LICENSES

                                      None.

                                    EXHIBIT C

                    List of Trademarks and Trademark Licenses

                    TRADEMARK REGISTRATIONS AND APPLICATIONS

                                                                         REGISTRATION /
                                                                          APPLICATION            REGISTRATION / FILING
        OWNER                     TRADEMARK OR SERVICEMARK                   NUMBER                      DATE
-----------------------   ------------------------------------------   -------------------   ------------------------------
Marsh                     Fielding's                                   2,978,778             July 26, 2005
Supermarkets,
Inc.
                          Don E. Marsh                                 76/512,504            May 8, 2003
                          Marsh Signature                              76/512,505            May 8, 2003
                          Yorktown Family Value                        76/512,503            March 2, 2004
                          Trios Di Tuscanos                            2,916,729             January 4, 2005

Trademark                 Arthur's Fresh Market                        2,902,361             November 9, 2004
Holdings, Inc.
                          Joe O'Malia Food Markets "Where              1,223,759             January 11, 1983
                          Quality is the True Value of
                          Economy"
                          Yorktown                                     650,214               August 13, 1957
                          Bean Bros.                                   2,789,486             December 2, 2003
                          [Design Only]                                3,020456              November 29, 2005
                          C.A.F.E., Inc.                               78/483,822            September 15, 2004
                          Capitol Vending                              2,790,586             December 9, 2003
                          Coffee Etc                                   2,575,953             June 4, 2002
                          Copper Moon                                  2,891,961             October 5, 2004
                          Creating Amazing Food                        2,849,693             June 1, 2004
                          Experiences
                          Deli Lean                                    2,009,189             October 15, 1996
                          Enflora                                      1,697,116             June 23, 1992
                          Experts in Fresh                             2,958,650             May 31, 2005
                          [Design only]                                2,804,277             January 13, 2004
                          Fielding the Mouse                           2,616,391             September 10, 2002
                          Floral Fashions                              1,160,410             July 7, 1981
                          Food Expressions Market & Cafe               78/679,896            July 27, 2005
                          Marsh Fresh I. D. E. A Card                  1,909,040             August 1, 1995
                          Gonna Make You Smile                         1,875,706             January 24, 1995
                          [Design Only]                                1,104,543             October 17, 1978
                          Hoosier Stick                                1,253,875             October 11, 1983
                          If We're Not in Your                         1,432,563             March 10, 1987

                                                                         REGISTRATION /
                                                                          APPLICATION            REGISTRATION / FILING
        OWNER                     TRADEMARK OR SERVICEMARK                   NUMBER                      DATE
-----------------------   ------------------------------------------   -------------------   ------------------------------
                          Neighborhood Yet, We're On your
                          Way Home
Trademark                 If you need it Fast, Don't Drive             78/539,950            December 30, 2004
Holdings, Inc.            Past . . . Village Pantry
                          LoBill                                       1,638,724             March 19, 1991
                          Marsh                                        1,087,155             March 14, 1978
                          Marsh                                        869,064               May 6, 1969
                          Marsh                                        1,123,490             July 31, 1979
                          Marsh                                        874,895               August 12, 1969
                          Marsh                                        2,050,427             April 8, 1997
                          Marsh Kids' Club                             2,554,821             April 2, 2002
                          McNamara                                     2,655,836             December 3, 2002
                          McNamara                                     2,542,770             February 26, 2002
                          Morganics                                    2,537,747             February 12, 2002
                          Mug-A-Lug                                    1,604,882             July 3, 1990
                          MyMarsh                                      2,838,733             May 4, 2004
                          O'Malia's                                    2,813,211             February 10, 2004
                          O'Maila's CouponPlus                         1,841,534             June 21, 1994
                          O'Malia's Indy's Premier Food                2,834,571             April 20, 2004
                          Markets
                          Select a Sub                                 2,009,816             October 22, 1996
                          smilemaker                                   1,256,377             November 1, 1983
                          smilemaker                                   1,251,873             September 20, 1983
                          Steak Master                                 2,732,867             July 1, 2003
                          Stockman's                                   1,524,718             February 14, 1989
                          A [Design]                                   2,970,490             July 19, 2005
                          Thank$ a Lottery                             1,628,597             December 18, 1990
                          The C.A.F.E. Group                           2,872,983             August 10, 2004
                          The C.A.F.E. Group Creating                  2,891,923             October 5, 2004
                          Amazing Food Experiences
                          The Decision is Crystal Clear                2,455,317             May 29, 2001
                          Toscana Bistro                               2,839,318             May 4, 2004
                          Village Pantry                               1,162,326             July 21, 1981
                          Village Pantry                               1,034,956             March 2, 1976
                          Village Pantry                               1,317,347             January 29, 1985
                          Village Pantry                               855,710               August 27, 1968
                          VP [Design]                                  78/702,400            August 29, 2005
                          VP [Design]                                  2,839,973             May 11, 2004
                          We Value You                                 1,025,923             November 25, 1975
                          Yorktown                                     1,042,414             June 29, 1976

                                                                         REGISTRATION /
                                                                          APPLICATION            REGISTRATION / FILING
        OWNER                     TRADEMARK OR SERVICEMARK                   NUMBER                      DATE
-----------------------   ------------------------------------------   -------------------   ------------------------------
                          Yorktown                                     757,851               October 1, 1963
                          Yorktown                                     2,045,590             March 18, 1997

                               TRADEMARK LICENSES

                                      None.